Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
Diversified Healthcare Trust Announces Third Quarter 2020 Results
Third Quarter Net Loss Attributable to Common Shareholders of $0.45 Per Share
Third Quarter Normalized FFO Attributable to Common Shareholders of $0.06 Per Share

Newton, MA (November 5, 2020):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter and nine months ended September 30, 2020.
"While the senior living industry continues to experience significant challenges as a result of the COVID-19 pandemic, the stability of our medical office and life sciences portfolio and the steps we took earlier in the year to enhance liquidity put us in a strong position to withstand the effect of the pandemic," stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. "Our third quarter results have been materially impacted by COVID-19 and measures taken to ensure the safety and well-being of the residents and employees in our senior living communities, resulting in both continued occupancy declines and sharp increases in expenses related to employee healthcare and personal protective equipment.
While the pandemic is expected to continue to negatively impact our near-term senior living results, we believe that we are strengthened by the diversity of our portfolio, and that healthcare real estate will benefit from the aging U.S. population in the long term."
Results for the Quarter Ended September 30, 2020:
Net loss attributable to common shareholders was $106.9 million, or $0.45 per share, for the quarter ended September 30, 2020 compared to $29.4 million, or $0.12 per share, for the quarter ended September 30, 2019. The change in net loss attributable to common shareholders for the quarter ended September 30, 2020 primarily resulted from:
•increased impairment charges for the 2020 period primarily related to senior living communities scheduled for closure and/or sale;
•a $4.0 million revenue reserve for an estimated Medicare refund DHC expects to pay with respect to one of its senior living communities and $2.2 million in estimated related penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star;
•losses on sale of properties during the 2020 period compared to gains during the 2019 period; and
•decreased normalized funds from operations, or Normalized FFO, attributable to common shareholders for the 2020 period, as discussed below.
Those changes were partially offset by:

•unrealized gains on investment in Five Star common stock for the 2020 period; and
•decreased acquisition and certain other transaction related costs for the 2020 period.
Normalized FFO attributable to common shareholders were $13.2 million and $70.1 million, or $0.06 and $0.29 per share, for the quarters ended September 30, 2020 and 2019, respectively. As previously announced, on January 1, 2020, DHC completed the restructuring of its business arrangements, or the Restructuring Transaction, with Five Star. Pursuant to the Restructuring Transaction, effective January 1, 2020, the previously existing master leases and management and pooling agreements between DHC and Five Star were terminated and replaced with new management and related agreements, or the New Management Agreements, for all of DHC's senior living communities operated by Five Star. The change in Normalized FFO attributable to common shareholders for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019 primarily resulted from:
•decreased rental income for the 2020 period due to the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as DHC's dispositions since July 1, 2019;
•increased interest expense for the 2020 period primarily due to a higher average interest rate on DHC's outstanding debt; and
•decreased general and administrative expense for the 2020 period primarily due to decreased business management fee expense, primarily resulting from lower average trading prices of DHC's common shares.
Reconciliations of net loss attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2020 and 2019 appear later in this press release.
Results for the Nine Months Ended September 30, 2020:
Net loss attributable to common shareholders was $123.2 million, or $0.52 per share, for the nine months ended September 30, 2020 compared to $36.5 million, or $0.15 per share, for the nine months ended September 30, 2019. The change in net loss attributable to common shareholders for the nine months ended September 30, 2020 primarily resulted from:
•decreased Normalized FFO attributable to common shareholders for the 2020 period, as discussed below;
•increased impairment charges for the 2020 period;
•a $4.0 million revenue reserve for an estimated Medicare refund DHC expects to pay with respect to one of its senior living communities and $2.2 million in estimated related penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star; and
•decreased gain on sale of properties during the 2020 period.
Those changes were partially offset by:
•gains on equity securities for the 2020 period compared to losses for the 2019 period; and
•decreased acquisition and certain other transaction related costs for the 2020 period.

Normalized FFO attributable to common shareholders were $139.6 million and $239.4 million, or $0.59 and $1.01 per share, for the nine months ended September 30, 2020 and 2019, respectively. The change in Normalized FFO attributable to common shareholders for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019 primarily resulted from:
•decreased rental income due to the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as DHC's dispositions since January 1, 2019;
•increased interest expense primarily due to a higher average interest rate on DHC's outstanding debt; and
•decreased general and administrative expense primarily due to decreased business management fee expense, primarily resulting from lower average trading prices of DHC's common shares.
Reconciliations of net loss attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the nine months ended September 30, 2020 and 2019 appear later in this press release.
Portfolio Operating Results:
Cash basis net operating income, or Cash Basis NOI, at properties owned, in service and operated by the same operator continuously since July 1, 2019, or same property, decreased 32.1% for the quarter ended September 30, 2020 compared to the 2019 period, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period.
For the quarter ended September 30, 2020, 77.2% of net operating income, or NOI, came from the 126 properties with 11.6 million leasable square feet in the Office Portfolio segment. Same property occupancy for this segment was 93.3% as of September 30, 2020 compared to 93.7% as of September 30, 2019. Same property Cash Basis NOI from this segment decreased 2.9% for the quarter ended September 30, 2020 compared to the 2019 period, primarily resulting from decreased parking revenue and increased bad debt at certain of DHC's medical office and life science properties related to the COVID-19 pandemic. For the quarter ended September 30, 2020, DHC collected approximately 99% of contractual rents due from tenants in its Office Portfolio segment.
For the quarter ended September 30, 2020, 10.0% of NOI came from the 239 senior living communities with 28,232 living units in the Senior Housing Operating Portfolio, or SHOP, segment. Occupancy for this segment was 75.2% for the quarter ended September 30, 2020 compared to 86.0% for the quarter ended September 30, 2019. Same property occupancy for this segment was 76.3% for the quarter ended September 30, 2020 compared to 85.4% for the quarter ended September 30, 2019. Same property average monthly rates for this segment were $4,515 for the quarter ended September 30, 2020 compared to $4,508 for the quarter ended September 30, 2019. Same property Cash Basis NOI from this segment decreased 70.7% for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019, primarily resulting from the conversion of DHC's previously existing leasing arrangements with Five Star to management arrangements as part of the Restructuring Transaction and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, as well as impacts related to the COVID-19 pandemic and revenue reserves and related estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, incurred related to the compliance matter discussed below. Same property earnings before interest, taxes, depreciation, amortization, impairment of assets, gains or losses on sale of properties, rent and management fees, or EBITDARM, from this segment decreased 55.8% for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019.
For the quarter ended September 30, 2020, 12.8% of NOI came from the 32 triple net leased senior living communities and 10 wellness centers comprising DHC's all other operations. As of September 30, 2020, six of the 10 wellness centers were in default under their leases. The weighted average rent coverage for the remaining four wellness centers and 32 triple net leased senior living communities decreased to 1.62x for the 12-month period ended June 30, 2020 compared to 1.94x for the 12-month period ended June 30, 2019(1). Same property Cash Basis NOI for the 32 triple net leased senior living communities and 10 wellness centers on a combined basis decreased 15.8% for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019 primarily due to the six DHC wellness centers in default as of September 30, 2020.
Reconciliations of net loss determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment for the quarters ended September 30, 2020 and 2019 appear later in this press release. Reconciliations of SHOP segment net loss determined in accordance with GAAP to pro forma EBITDARM, and a reconciliation of pro forma EBITDARM to same property pro forma EBITDARM for the quarters ended September 30, 2020 and 2019 appear later in this press release. Prior periods have been recast to reflect DHC's new reportable segments.
Leasing Activities:
During the quarter ended September 30, 2020, DHC entered into new and renewal leases for an aggregate of 201,721 rentable square feet at weighted average rents that were 4.1% higher than prior rents for the same space. The weighted (by annualized rental income) average lease term for these leases was 7.0 years and leasing concessions and capital commitments were $5.0 million, or $3.51 per square foot per lease year of the lease term on average (weighted by annualized rental income). Leasing activity for the quarter ended September 30, 2020 also includes a new 10-year lease at a rental rate that is approximately 20% higher than the prior rental rate for the same space for one of DHC's Torrey Pines buildings located in San Diego, CA that is currently undergoing redevelopment.
Disposition Activities:
Since July 1, 2020, DHC has sold nine properties for an aggregate sales price of $61.4 million, excluding closing costs:

Date Sold	Location	Type of Property	Number of Properties	Gross Sales Price
July 2020	Various	Medical Office	2	$2,697,000
August 2020	Various, MS	Senior Living	2	2,500,000
September 2020	Hattiesburg, MS	Medical Office	1	7,250,000
October 2020	Various	Senior Living	3	46,000,000
November 2020	North Platte, NE	Senior Living	1	3,000,000
			9	$61,447,000
As of November 2, 2020, DHC had 21 properties under agreements to sell for an aggregate sales price of approximately $167.4 million, excluding closing costs. These sales are subject to various conditions; as a result, these sales may not occur, they may be delayed or their terms may change.
DHC also had 10 senior living communities with 920 units scheduled for closure and/or sale as of September 30, 2020. During the quarter ended September 30, 2020, DHC recorded aggregate impairment charges of $59.8 million in connection with these communities.

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(1) DHC reports rent coverage one quarter in arrears because operating results from tenants are usually provided to DHC three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and excludes data for periods prior to DHC's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. DHC has not independently verified this information. Excludes rent coverage for our six wellness centers that have defaulted.

Compliance Matter:
As a result of routine monitoring protocols that are a part of Five Star's compliance program activities related to Medicare billing, Five Star discovered potentially inadequate documentation at a skilled nursing facility at one of DHC's senior living communities that Five Star manages. This monitoring was not initiated in response to any specific complaint or allegation but rather was of the type that Five Star periodically undertakes to test its compliance with applicable Medicare billing rules. As a result of this discovery, DHC and Five Star made an initial voluntary disclosure to the United States Department of Health and Human Services, Office of the Inspector General, or the OIG, pursuant to the OIG’s Provider Self-Disclosure Protocol. Five Star has since completed its review and assessment of these matters and DHC and Five Star will submit a final supplemental disclosure to the OIG in November 2020. At September 30, 2020, DHC had accrued a revenue reserve of $4.0 million for historical Medicare payments DHC received that DHC expects to repay as a result of the inadequate documentation Five Star identified. In addition, DHC has recorded expenses for additional costs incurred or expected to be incurred, including OIG-imposed penalties, as a result of this matter totaling $2.2 million for the three and nine months ended September 30, 2020, of which the entire $2.2 million remained accrued and not paid at September 30, 2020.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's third quarter financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 12, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10148143.

A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC.

Supplemental Data:
A copy of DHC's Third Quarter 2020 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the operating subsidiary of The RMR Group Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, pro forma EBITDARM and same property pro forma EBITDARM for the three and nine months ended September 30, 2020 and 2019. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI,

Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, pro forma EBITDARM and same property pro forma EBITDARM and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental income	$104,238	$148,011	$320,943	$459,349
Residents fees and services (1)	290,101	107,816	926,174	324,767
Total revenues	394,339	255,827	1,247,117	784,116

Expenses:
Property operating expenses (1)	315,650	125,083	934,150	362,498
Depreciation and amortization	67,211	73,368	204,466	219,522
General and administrative	6,988	9,604	23,132	28,287
Acquisition and certain other transaction related costs	53	2,492	803	11,209
Impairment of assets	64,202	33,099	106,611	41,518
Total expenses	454,104	243,646	1,269,162	663,034

(Loss) gain on sale of properties	(211)	4,183	2,403	21,893
Dividend income	—	—	—	1,846
Gains and losses on equity securities, net	12,510	40	14,541	(41,476)
Interest and other income (2)	134	238	8,008	590
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,448, $1,421, $5,574 and $4,592, respectively)	(58,091)	(44,817)	(143,715)	(136,840)
Gain on lease termination	—	—	22,896	—
Loss on early extinguishment of debt	—	—	(427)	(17)
Loss from continuing operations before income tax (expense) benefit and equity in earnings of an investee	(105,423)	(28,175)	(118,339)	(32,922)
Income tax (expense) benefit	(365)	146	(1,048)	47
Equity in earnings of an investee	—	83	—	617
Net loss	(105,788)	(27,946)	(119,387)	(32,258)
Net income attributable to noncontrolling interest	(1,100)	(1,444)	(3,838)	(4,279)
Net loss attributable to common shareholders	$(106,888)	$(29,390)	$(123,225)	$(36,537)

Weighted average common shares outstanding (basic)	237,752	237,608	237,707	237,585
Weighted average common shares outstanding (diluted)	237,752	237,608	237,707	237,585

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.45)	$(0.12)	$(0.52)	$(0.15)
(1)    Residents fees and services for the three and nine months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three and nine months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.
(2)    DHC recognized $7,346 of funds received under the Coronavirus Aid, Relief, and Economic Security Act during the nine months ended September 30, 2020.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(106,888)	$(29,390)	$(123,225)	$(36,537)
Depreciation and amortization	67,211	73,368	204,466	219,522
Loss (gain) on sale of properties	211	(4,183)	(2,403)	(21,893)
Impairment of assets	64,202	33,099	106,611	41,518
Gains and losses on equity securities, net	(12,510)	(40)	(14,541)	41,476
FFO adjustments attributable to noncontrolling interest	(5,275)	(5,277)	(15,825)	(15,871)
FFO attributable to common shareholders	6,951	67,577	155,083	228,215

Acquisition and certain other transaction related costs	53	2,492	803	11,209
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities (2)	6,172	—	6,172	—
Gain on lease termination	—	—	(22,896)	—
Loss on early extinguishment of debt	—	—	427	17
Normalized FFO attributable to common shareholders	$13,176	$70,069	$139,589	$239,441

Weighted average common shares outstanding (basic)	237,752	237,608	237,707	237,585
Weighted average common shares outstanding (diluted)	237,752	237,608	237,707	237,585

Per common share data (basic and diluted):
Net loss attributable to common shareholders	$(0.45)	$(0.12)	$(0.52)	$(0.15)
FFO attributable to common shareholders	$0.03	$0.28	$0.65	$0.96
Normalized FFO attributable to common shareholders	$0.06	$0.29	$0.59	$1.01
Distributions declared	$0.01	$0.15	$0.17	$0.69
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC’s qualification for taxation as a REIT, limitations in the agreements governing DHC’s debt, the availability to DHC of debt and equity capital, DHC’s expectation of its future capital requirements and operating performance, and DHC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.
(2)      Costs and payment obligations related to compliance assessment at one of DHC’s senior living communities consist of residents fees and services as well as property operating expenses. Residents fees and services for the three and nine months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three and nine months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$104,238	$148,011	$320,943	$459,349
Residents fees and services (2)	290,101	107,816	926,174	324,767
Total revenues	394,339	255,827	1,247,117	784,116
Property operating expenses (2)	(315,650)	(125,083)	(934,150)	(362,498)
NOI	78,689	130,744	312,967	421,618
Non-cash straight line rent adjustments	(491)	(1,186)	(3,029)	(3,550)
Lease value amortization	(1,856)	(1,842)	(5,559)	(4,922)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$76,143	$127,517	$303,782	$412,549

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net loss	$(105,788)	$(27,946)	$(119,387)	$(32,258)
Equity in earnings of an investee	—	(83)	—	(617)
Income tax expense (benefit)	365	(146)	1,048	(47)
Loss on early extinguishment of debt	—	—	427	17
Gain on lease termination	—	—	(22,896)	—
Interest expense	58,091	44,817	143,715	136,840
Interest and other income	(134)	(238)	(8,008)	(590)
Gains and losses on equity securities, net	(12,510)	(40)	(14,541)	41,476
Dividend income	—	—	—	(1,846)
Loss (gain) on sale of properties	211	(4,183)	(2,403)	(21,893)
Impairment of assets	64,202	33,099	106,611	41,518
Acquisition and certain other transaction related costs	53	2,492	803	11,209
General and administrative	6,988	9,604	23,132	28,287
Depreciation and amortization	67,211	73,368	204,466	219,522
NOI	78,689	130,744	312,967	421,618

Non-cash straight line rent adjustments	(491)	(1,186)	(3,029)	(3,550)
Lease value amortization	(1,856)	(1,842)	(5,559)	(4,922)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$76,143	$127,517	$303,782	$412,549
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC’s property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.
(2)    Residents fees and services for the three and nine months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three and nine months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30, 2020				For the Three Months Ended September 30, 2019
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP (2)	Non-Segment (3)	Total	Office Portfolio	SHOP	Non-Segment (3)	Total
Rental income / residents fees and services	$94,235	$290,101	$10,003	$394,339	$100,010	$140,554	$15,263	$255,827
Property operating expenses	(33,448)	(282,202)	—	(315,650)	(34,184)	(90,899)	—	(125,083)
NOI	$60,787	$7,899	$10,003	$78,689	$65,826	$49,655	$15,263	$130,744
NOI change	(7.7)%	(84.1)%	(34.5)%	(39.8)%

NOI	$60,787	$7,899	$10,003	$78,689	$65,826	$49,655	$15,263	$130,744
Less:
Non-cash straight line rent adjustments	438	—	53	491	1,043	—	143	1,186
Lease value amortization	1,800	—	56	1,856	1,787	—	55	1,842
Non-cash amortization included in property operating expenses	199	—	—	199	199	—	—	199
Cash Basis NOI	$58,350	$7,899	$9,894	$76,143	$62,797	$49,655	$15,065	$127,517
Cash Basis NOI change	(7.1)%	(84.1)%	(34.3)%	(40.3)%

Reconciliation of NOI to Same Property NOI:
NOI	$60,787	$7,899	$10,003	$78,689	$65,826	$49,655	$15,263	$130,744
Less:
NOI not included in same property	2,468	(6,311)	959	(2,884)	5,202	1,238	4,475	10,915
Same property NOI (4)	$58,319	$14,210	$9,044	$81,573	$60,624	$48,417	$10,788	$119,829
Same property NOI change	(3.8)%	(70.7)%	(16.2)%	(31.9)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$58,319	$14,210	$9,044	$81,573	$60,624	$48,417	$10,788	$119,829
Less:
Non-cash straight line rent adjustments	122	—	70	192	728	—	139	867
Lease value amortization	1,800	—	56	1,856	1,799	—	55	1,854
Non-cash amortization included in property operating expenses	188	—	—	188	183	—	—	183
Same property cash basis NOI (4)	$56,209	$14,210	$8,918	$79,337	$57,914	$48,417	$10,594	$116,925
Same property cash basis NOI change	(2.9)%	(70.7)%	(15.8)%	(32.1)%

(1)See page 9 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 9 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Residents fees and services for the three months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.
(3)Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.
(4)Consists of properties owned, in service and operated by the same operator continuously since July 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, scheduled for closure and/or sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2019
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP (2)	Non-Segment (3)	Total	Office Portfolio	SHOP	Non-Segment (3)	Total
Rental income / residents fees and services	$288,515	$926,174	$32,428	$1,247,117	$307,616	$430,218	$46,282	$784,116
Property operating expenses	(97,047)	(837,103)	—	(934,150)	(98,886)	(263,612)	—	(362,498)
NOI	$191,468	$89,071	$32,428	$312,967	$208,730	$166,606	$46,282	$421,618
NOI change	(8.3)%	(46.5)%	(29.9)%	(25.8)%

NOI	$191,468	$89,071	$32,428	$312,967	$208,730	$166,606	$46,282	$421,618
Less:
Non-cash straight line rent adjustments	2,818	—	211	3,029	3,151	—	399	3,550
Lease value amortization	5,393	—	166	5,559	4,756	—	166	4,922
Non-cash amortization included in property operating expenses	597	—	—	597	597	—	—	597
Cash Basis NOI	$182,660	$89,071	$32,051	$303,782	$200,226	$166,606	$45,717	$412,549
Cash Basis NOI change	(8.8)%	(46.5)%	(29.9)%	(26.4)%

Reconciliation of NOI to Same Property NOI:
NOI	$191,468	$89,071	$32,428	$312,967	$208,730	$166,606	$46,282	$421,618
Less:
NOI not included in same property	9,523	(11,848)	2,879	554	23,595	7,074	13,892	44,561
Same property NOI (4)	$181,945	$100,919	$29,549	$312,413	$185,135	$159,532	$32,390	$377,057
Same property NOI change	(1.7)%	(36.7)%	(8.8)%	(17.1)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$181,945	$100,919	$29,549	$312,413	$185,135	$159,532	$32,390	$377,057
Less:
Non-cash straight line rent adjustments	1,944	—	261	2,205	3,332	—	390	3,722
Lease value amortization	5,393	—	166	5,559	5,143	—	166	5,309
Non-cash amortization included in property operating expenses	562	—	—	562	540	—	—	540
Same property cash basis NOI (4)	$174,046	$100,919	$29,122	$304,087	$176,120	$159,532	$31,834	$367,486
Same property cash basis NOI change	(1.2)%	(36.7)%	(8.5)%	(17.3)%

(1)See page 9 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 9 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Residents fees and services for the nine months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the nine months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.
(3)Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.
(4)Consists of properties owned, in service and operated by the same operator continuously since January 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, scheduled for closure and/or sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(dollars in thousands)
(unaudited)
Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre(1):

	Three Months Ended September 30,
	2020	2019

Net loss	$(105,788)	$(27,946)
Interest expense	58,091	44,817
Income tax expense (benefit)	365	(146)
Depreciation and amortization	67,211	73,368
EBITDA	19,879	90,093
Loss (gain) on sale of properties	211	(4,183)
Impairment of assets	64,202	33,099
EBITDAre	84,292	119,009
General and administrative expense paid in common shares	502	533
Acquisition and certain other transaction related costs	53	2,492
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities (2)	6,172	—
Gains on equity securities, net	(12,510)	(40)
Adjusted EBITDAre	$78,509	$121,994
(1)    DHC calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is EBITDA, excluding any gain or loss on sale of properties and impairment of assets, if any, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDAre, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than DHC does.
(2)    Costs and payment obligations related to compliance assessment at one of DHC’s senior living communities consist of residents fees and services as well as property operating expenses. Residents fees and services for the three months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.

DIVERSIFIED HEALTHCARE TRUST
SHOP SEGMENT - CALCULATION AND RECONCILIATION OF
PRO FORMA EBITDARM AND SAME PROPERTY PRO FORMA EBITDARM (1)
(amounts in thousands)
(unaudited)

		Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
		SHOP		SHOP	Restructuring Transaction		Pro Forma

Revenues:
	Rental income	$—		$32,738	$(32,738)	(3)	$—
	Residents fees and services	290,101	(2)	107,816	237,101	(3)	344,917
	Total revenues	290,101		140,554	204,363		344,917

	Expenses:
	Property operating expenses	282,202	(2)	90,899	212,460	(3) (4)	303,359
	Depreciation and amortization	31,570		34,901	—		34,901
	Impairment of assets	62,868		718	—		718
	Total expenses	376,640		126,518	212,460		338,978

	Loss on sale of properties	(42)		—	—		—
	Interest expense	(552)		(585)	—		(585)
	Net (loss) income	(87,133)		13,451	(8,097)		5,354

Add (less):	Interest expense	552					585
	Depreciation and amortization	31,570					34,901
	Management fees	14,505					17,246
	Impairment of assets	62,868					718
	Loss on sale of properties	42					—
	EBITDARM	22,404					58,804
	Less: EBITDARM not included in same property	(4,843)					(2,792)
	Same property EBITDARM	$27,247					$61,596

	EBITDARM % Change	(61.9)%
	Same Property EBITDARM % Change	(55.8)%
(1)    DHC's SHOP segment includes both communities leased to Five Star and operated for its account under management agreements with Five Star as of and during the three months ended September 30, 2019. Pursuant to the Restructuring Transaction, DHC's previously existing master leases and management and pooling agreements with Five Star were terminated and replaced with the New Management Agreements, effective as of January 1, 2020. Under the New Management Agreements, management fees are 5% of resident fees and services revenues. DHC believes pro forma EBITDARM is a meaningful transitional supplemental performance measure as it presents historical community level operating results regardless of the form of contractual arrangements and removes the impact of changes in the agreements, including rents and management fees, between DHC and Five Star during the periods presented. The table above presents pro forma resident fees and services revenues and pro forma EBITDARM as if the communities had been managed for DHC's account throughout all periods presented to assist in understanding community level operating results and a reconciliation of those amounts from amounts determined in accordance with GAAP. Other real estate companies and REITs may calculate EBITDARM differently than DHC does.
(2)    Residents fees and services for the three months ended September 30, 2020 for DHC’s SHOP segment is net of a $4,005 reserve for an estimated Medicare refund DHC expects to pay. Property operating expenses for the three months ended September 30, 2020 for DHC’s SHOP segment includes $2,167 of estimated penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, related to the Medicare refund DHC expects to pay.
(3)    Adjustments reflect property level residents fees and services revenues and property operating expenses and exclude rental income for the previously leased senior living communities for the three months ended September 30, 2019.
(4)    For the three months ended September 30, 2019, adjustments to property operating expenses also include adjustments to reflect management fees equal to 5% of gross revenues pursuant to the New Management Agreements and a consistent allocation of costs for all communities.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Real estate properties	$7,371,731	$7,461,586
Accumulated depreciation	(1,651,864)	(1,570,801)
Total real estate properties, net	5,719,867	5,890,785

Assets of properties held for sale	164,363	209,570
Cash and cash equivalents	82,241	37,357
Restricted cash	16,134	14,867
Acquired real estate leases and other intangible assets, net	298,429	337,875
Other assets, net	254,084	163,372
Total assets	$6,535,118	$6,653,826

Liabilities and Equity
Unsecured revolving credit facility	$—	$537,500
Unsecured term loans, net	198,913	448,741
Senior unsecured notes, net	2,606,550	1,820,681
Secured debt and finance leases, net	692,385	694,739
Liabilities of properties held for sale	7,834	6,758
Accrued interest	53,681	24,060
Assumed real estate lease obligations, net	70,046	76,705
Other liabilities	264,003	167,592
Total liabilities	3,893,412	3,776,776

Total equity	2,641,706	2,877,050
Total liabilities and equity	$6,535,118	$6,653,826

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statements that the stability of DHC's medial office and life sciences portfolio and the steps DHC took earlier in the year to enhance liquidity put DHC in a strong position to withstand the effect of the COVID-19 pandemic, and also that DHC believes that it is strengthened by the diversity of its portfolio and that healthcare real estate will benefit from the aging U.S. population in the long term may imply that DHC will continue to achieve similar or better financial results. However, if the COVID-19 pandemic and resulting economic downturn do not improve or worsen, DHC's tenants', manager's and operators' businesses, operations and liquidity may be significantly negatively impacted, which could be detrimental to DHC's tenants' ability or willingness to pay rents or to DHC's manager's or operators' ability to generate minimum returns or pay rents for sustained periods. In addition, healthcare real estate may not benefit from the aging U.S. population as DHC expects or at all. In turn, DHC's results of operations and liquidity would likely be significantly negatively impacted and the value of an investment in DHC's securities may decline,
•DHC has classified certain properties as held for sale as of September 30, 2020. This may imply that all of the properties that DHC has classified as held for sale will be sold; however, any such sales may not occur and DHC may incur losses with respect to such sales of those properties,
•As of November 2, 2020, DHC had 21 properties under agreements to sell for an aggregate sales price of approximately $167.4 million, excluding closing costs. These sales are subject to conditions and the sales may not occur, may be delayed and their terms may change,
•As of September 30, 2020, DHC had 10 senior living communities scheduled for closure and/or sale. DHC cannot be sure that any of these communities will in fact close or be sold or what the terms or timing of any such closures or sales may be and DHC may incur losses with respect to these expected closures and sales, and
•DHC and Five Star have made a voluntary disclosure to the OIG of certain inadequate documentation Five Star identified related to Medicare billing and other issues at a senior living community Five Star manages for DHC, and DHC has accrued a revenue reserve of $4.0 million for Medicare payments DHC expects to repay and recognized $2.2 million of estimated related penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, with respect to this matter. There can be no assurance that the OIG will agree with the amounts of repayments and penalties which DHC has estimated. Accordingly, the revenue reserve of $4.0 million and the other related penalties, compliance costs and professional fees, net of management fees reimbursable by Five Star, of $2.2 million may be inadequate to resolve these matters, and any increased amounts may be material.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)